Exhibit 4.77

DATED	30 November 2016

(1)	DRY SHIPS INC. (as Borrower)
(2)	ADVICE INVESTMENTS S. A. (as Purchaser)
(3)	EACH OF HSH NORDBANK AG , BANK OF AMERICA, N. A. , UNICREDIT BANK AG , NATIXIS AND SANTANDER ASSET FINANCE PLC (as Participating Senior Lenders)
(4)	HSH NORDBANK AG (as Senior Swap Bank)
(5)	HSH NORDBANK AG (as Lead Bookrunner)
(6)	HSH NORDBANK AG (as Agent)
(7)	HSH NORDBANK AG (as Security Trustee)
SALE AND TRANSFER DEED
IN RELATION TO PARTICIPATIONS IN A SENIOR LOAN AGREEMENT

THIS DEED is dated 30 November 2016
(1)
DRYSHIPS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 ("Borrower");

(2)	ADVICE INVESTMENTS S.A., a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia ("Purchaser");
(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptman-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in its capacity as a senior lender, "HSH");
(4)	BANK OF AMERICA, N.A., acting through its offices at 214 North Tyron Street – NC 1-027-15-01, Charlotte, NC 28255, USA (in its capacity as a senior lender, "BANA");
(5)	UNICREDIT BANK AG, acting through its offices at Neuer Wall 64, 20354 Hamburg, Germany (in its capacity as a senior lender, "Unicredit");
(6)	SANTANDER ASSET FINANCE PLC., acting through its offices at 2 Triton Square, Regents Place, London NW1 3AN (in its capacity as a senior lender, "Santander");
(7)
NATIXIS, acting through its offices at 68/76 Quai de la Rapee, 75012 Paris, France (in its capacity as a senior lender, "Natixis"),

(each of HSH, BANA, Santander, Unicredit, Natixis, "Participating Senior Lenders");

(8)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptman-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in its capacity as senior swap bank, "Senior Swap Bank");
(9)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptman-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in its capacity as lead bookrunner, "Lead Bookrunner");
(10)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptman-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in its capacity as agent, "Agent"); and
(11)
HSH NORDBANK AG, acting through its office at Gerhart-Hauptman-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in its capacity as security trustee, "Security Trustee"),

(each of the Borrower, the Purchaser, the Participating Senior Lenders, the Senior Swap Bank, the Lead Bookrunner, the Agent and the Security Trustee are collectively referred to herein as the "Parties").

BACKGROUND
(A)
By a loan agreement dated 31 March 2006 between, inter alia, the Borrower, each of the banks and financial institutions listed in Part A of Schedule 1 thereto ("Senior Lenders"), the Senior Swap Bank, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; (x) the Variation Agreement dated 6th September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (xi) the Variation Agreement dated 4th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; and (xii) the Variation Agreement dated 8th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate.

(B)	As of the date of this Agreement, each of the Senior Lenders' Contributions under the Senior Loan Agreement are as follows:
(a)          HSH – 31.9160243843909%;
(b)          BANA – 43.4005364120475%;
(c)          Natixis – 6.6455413216557%;
(d)          Unicredit – 10.4429935102810%; and
(e)          Santander –7.5949043716249%.
(C)
By two master agreements (on the 1992 or 2002 ISDA Master Agreement (Multicurrency-Crossborder) form) (each a "Master Agreement" and together the "Master Agreements") each dated 31 March 2006 and made between the Borrower and the Senior Swap Bank, it was agreed that the Senior Swap Bank would enter into Designated Transactions (as defined in the Master Agreements) with the Borrower from time to time to hedge the Borrower's exposure under the Senior Loan Agreement to interest rate fluctuations.
(D)
Events of Default have occurred and are continuing under the Senior Loan Agreement as a result of, amongst other things, the Borrower failing to pay all amounts outstanding under the Senior Loan Agreement on the Final Maturity Date (as defined in the Senior Loan Agreement) (the "Existing Events of Default"). Each of the Senior Lenders have reserved and preserved all of the rights and remedies available to them under the Finance Documents as such term is defined in each of the Senior Loan Agreement.

(E)
This Deed sets out the terms and conditions by which each of the Participating Senior Lenders shall transfer and assign all of their rights in respect of all of its Contribution and obligations in respect of its Commitment to the Purchaser, and the Purchaser shall accept and assume such rights and obligations.

IT IS AGREED AS FOLLOWS:
1.	INTERPRETATION
1.1.	Defined expressions. Words and expressions defined in the Senior Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.
1.2.	The following terms shall be defined as set forth below for purposes of this Deed:
1.2.1.	"Adviser Fees" means the amount of the Senior Lenders' financial advisers and legal advisers fees to be paid by the Borrower equal to US$2,000,000.
1.2.2.	"Agency Transfer Agreement" means the agency transfer agreement in the form set out on Schedule 4 hereto.
1.2.3.
"Assigned Assets" means all of the rights and benefits of each Transferring Lender under or in respect of the Finance Documents including, without limitation, the rights and interests of such Transferring Lender in and in respect of:

(i)	the benefit of any guarantee or other assurance against loss given by any Guarantor;
(ii)	the benefit of any other security; and
(iii)	amounts owing to that Transferring Lender under or in respect of any outstanding Loan.
1.2.4.
"Assumed Obligations" means all of each Transferring Lender's obligations under or in respect of the Finance Documents, including, without limitation, any commitment under the Finance Documents to make or issue a Loan and any obligations under any outstanding Loan.

1.2.5.
"Credit Support" means a guarantee, indemnity, bond or other similar assurance against financial loss entered into or issued by any Transferring Lender or any other person in connection with the Senior Loan Agreement under or in respect of which such Transferring Lender has any liability whatsoever.

1.2.6.	"Effective Date" means the date on which the Agent confirms to the Borrower and the Purchaser that the conditions precedent set out in clause 4.1 are satisfied.
1.2.7.
"Group" means, in respect of any person, such person and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 2006).

1.2.8.
"Guarantor" means any person who has given a guarantee, indemnity, security interest or other assurance against loss to a Transferring Lender (or any person acting on such Transferring Lender's behalf) in respect of any obligations of any Borrower to any Transferring Lender in relation to the Loan.

1.2.9.	"Long Stop Date" means 30 November 2016, as such date may be extended in the sole discretion of the Participating Senior Lenders.
1.2.10.
"Outstanding Loan" means any principal amount of any Loan made to the Borrower which is currently owed to a Transferring Lender under the Senior Loan Agreement or the principal amount outstanding of that borrowing.

1.2.11.
"Purchase Price" means an aggregate amount of US$ 40,305,000 (Forty Million, Three Hundred and Five Thousand US Dollars) to be distributed on a pro rata basis amongst the Transferring Lenders in proportion to the Contribution owing to such Transferring Lender in their capacity as a Lender under the Finance Documents as of the Effective Date. The Purchase Price payable to each Transferring Lender is set out in Schedule 1 hereto.

1.2.12.	"Purchaser Warranties" means the warranties, representations and indemnities made by, and the covenants and agreements of, the Purchaser in the Transfer Documents.
1.2.13.	"Transfer Certificate" means a transfer certificate in the form set out on Schedule 3 hereto.
1.2.14.	"Transfer Documents" means this Sale and Transfer Deed and each Transfer Certificate.
1.2.15.	"Transferring Lenders" means each of the Participating Senior Lenders transferring and assigning its participation in the Senior Loan Agreement under clause 2.1 (each a "Transferring Lender").
1.3.	Construction

1.3.1.	The provisions of clause 1 (Interpretation) of the Senior Loan Agreement are incorporated in to this Sale and Purchase Deed as if set out herein.
1.3.2.	In this Sale and Purchase Deed, unless the contrary intention appears, a reference to:
(i)	a Clause or Schedule is a reference to a clause of or schedule to this Sale and Purchase Deed; and
(ii)	the Schedule is a reference to the schedule to the Sale and Purchase Deed.
1.4.	Headings are for ease of reference only.
1.5.	References to any document shall be references to that document as amended, varied, supplemented, replaced or restated in any manner from time to time.
1.6.	A provision of law is a reference to that provision as amended or re-enacted.
2.	TRANSFER AND ASSIGNMENT
2.1
Subject to clause 4.1 and to the receipt of the Purchase Price by the Agent in full (without deduction, set off or counterclaim), each of HSH, BANA, Santander, Unicredit and Natixis will assign and transfer by way of the execution of a Transfer Certificate, without any warranty, representation, covenant or other recourse, all of their rights in respect of all of their respective Contributions and all of its obligations in respect of their respective Commitments and any and all right, title or interest in the Assigned Assets and obligations under the Assumed Obligations to the Purchaser.

2.2	As and with effect from the Effective Date, the Purchaser shall:
(a)	be deemed to accept the assignment and transfer of each relevant Senior Lender's Contribution, Commitment and Assigned Assets; and
(b)
assume, perform and comply with (vis-a-vis the Lenders, the Agent and the other providers of credit in relation to the Assigned Assets) the Assumed Obligations under the Finance Documents as if originally named as an Original Lender in the Finance Documents in place of such Transferring Lender. The Purchaser acknowledges and agrees that each transfer and assignment by the relevant Transferring Lenders to the Purchaser set out in clause 2 above shall be without any representations or warranties of any kind.

2.3
Notwithstanding clause 26.11 of the Senior Loan Agreement, the Agent hereby confirms that it waives its entitlement to any registration fee in relation to the transfers and assignments by the Transferring Lenders to the Purchaser pursuant to this Deed.

3.	REPRESENTATIONS OR WARRANTIES
3.1	Mutual representations
Each Party hereby warrants to each other Party that it has full capacity to enter into, execute and deliver the Transfer Documents, as applicable, and has taken all necessary corporate action and obtained all official consents which it needs to take or obtain in connection with this Deed and the transactions contemplated hereby.
3.2	Purchaser representations
(a)	The Purchaser as of the date of this Deed and the Effective Date represents and undertakes to each of the Participating Senior Lenders, the Agent and the Security Trustee that:
(i)	it is duly organised and validly existing under the laws of the jurisdiction in which it is incorporated;
(ii)
its obligations in relation to the transaction constitute legal, valid, binding and enforceable obligations (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application);

(iii)
no broker, finder or other person acting pursuant to the instructions of one party is entitled to any broker's fee or other commission in connection with the transaction for which the other party may be responsible;

(iv)
no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority is or will be required for it to execute, deliver, and perform its obligations under the Transfer Documents or the Agency Agreement; and

(v)
it will not use any information received by it from any Participating Senior Lender in relation to the Borrower or any Security Party, the Assigned Assets or the Assumed Obligations for any unlawful purpose or any public statement.

3.3	Survival of representations
All express representations made by the parties pursuant to the Transfer Documents shall survive the Effective Date and consummation of the transactions contemplated in the Transfer Documents.
4.	CONDITIONS PRECEDENT
4.1
The agreement of each of the Participating Senior Lenders to assign and transfer their respective Contribution, Commitments and Assigned Assets to the Purchaser shall be expressly conditional upon and subject to the fulfilment of each of the conditions precedent set out in Schedule 2 to this Deed (collectively, "Conditions Precedent") to the satisfaction of the Agent.

4.2	The Agent agrees to provide a written confirmation to the Borrower promptly following satisfaction of the Conditions Precedent.
4.3
In the event that the Conditions Precedent have not been satisfied or the transfers and assignments pursuant to clause 2.1 have not occurred before the Long Stop Date, the Agent may (acting on the instructions of all Participating Senior Lenders) terminate this Deed by written notice to the Borrower and the Purchaser, whereupon this Deed shall automatically be deemed terminated.

4.4
In the event that each of the transfers and assignments under clause 2.1 do not occur simultaneously, then unless and until each of the transfers and assignments contemplated under clause 2.1 occurs, notwithstanding any provision of the Loan Agreement to the contrary, the Purchaser shall not be entitled to participate in any voting decisions of the "Lenders" under the Senior Loan Agreement. The Agent shall be irrevocably and unconditionally authorised to disregard the Purchaser's Commitments (or any successor of the Purchaser's Contribution) for the purpose of the "Majority Lender" or "all Lender" decisions or instructions thereunder and the Loan Agreement shall be read and construed accordingly.

5.	CONSENT / ACKNOWLEDGMENT TO TRANSFERS
5.1
By its signature below, the Borrower confirms that, in accordance with clause 26.2 of the Senior Loan Agreement, each of the Transferring Lenders has consulted with the Borrower prior to entering into this Deed.

5.2
Notwithstanding any provision of the Senior Loan Agreement to the contrary, each of the Parties acknowledges and agrees that no consent is required to the transfer and assignment by the Transferring Lenders to the Purchaser as set out in this Deed, or, to extent that consent is required, each irrevocably and unconditionally waives such requirement.

6.	INDEMNITY

Subject to clause 11.2, the Purchaser shall indemnify, defend and hold each Participating Senior Lender and each of their respective officers, directors, employees and agents harmless from and against any liability, claim, cost, loss, damage or expense (including, without limitation, reasonable legal fees and disbursements and VAT thereon) or judgments which they (or any of them) incur or suffer as a result of:
(a)	the Purchaser's breach of any of the provisions of the Transfer Documents; or
(b)	the breach of the Purchaser's Warranties by the Purchaser; or
(c)	the failure by the Purchaser to perform any of the Assumed Obligations from the Effective Date; or
(d)
any obligation of any Transferring Lender to, in whole or part, disgorge or reimburse any party or entity for, payments or property received, effected by or applied by any Transferring Lender or the Purchaser for the account of the Purchaser under or in connection with the Assumed Assets or Assumed Obligations.

7.	MASTER AGREEMENTS
7.1	Each of the Senior Swap Bank and the Borrower acknowledge and agree that:
(a)	as and with effect from the Effective Date each of the Master Agreements is terminated; and
(b)	the Senior Swap Bank and the Borrower each waive all rights and claims it may have as of the Effective Date under or pursuant to the Master Agreements.
8.	RELEASE
The Borrower (on behalf of itself and its subsidiaries and affiliates) and its successors-in-title, legal representatives and assignees and each of their employees, agents, representatives, officers, directors, shareholders, and trustees (each, a "Releasing Party" and collectively, the "Releasing Parties"), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Participating Senior Lenders, the Agent and the Security Trustee, and the Participating Senior Lenders', Agent's and Security Trustee's respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the "Released Parties"), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Loan Agreement or any other Finance Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a "Claim" and collectively, the "Claims").
9.	TAXES AND FEES
9.1	Stamp taxes / Perfection of Security Interests
Any stamp duties, stamp duty reserve tax and any other applicable transfer taxes and duties (excluding notarial fees) attributable to the sale, purchase, assignment and/or assumption of the Contribution, Assigned Assets and Assumed Obligations and any costs (excluding notarial costs) attributable to the transfer or perfection of the Security Interests included in the Assigned Assets are payable by the Purchaser.
9.2	Notarial fees
Any notarial fee attributable to the sale, purchase, assignment and/or assumption of the Assigned Assets, the related collateral subject to the Security Interests and any other part of the Assumed Obligations is payable by the Purchaser.
9.3	Tax
The Purchaser acknowledges that it is responsible for making its own independent tax analysis of the Finance Documents and the transaction.
9.4	Free and clear payments
All payments made under the Transfer Documents shall be made free and clear of any deduction or withholding save for such deduction or withholding as may be required to be made from such payments by any law, regulation or practice. If any such deduction or withholding is made or is required to be made, the payer shall increase the amount to be paid to the payee to ensure that the payee receives and retains a sum equal to the sum which it would have received and retained had no such deduction or withholding been made or required to be made.

10.	AGENCY RESIGNATION AND TRANSFER
On the Effective Date, the "Effective Time" under the Agency Transfer Agreement shall be deemed to have occurred.
11.	CONTINUING OBLIGATION
11.1
Each indemnity in the Transfer Documents is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of the transaction and it is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by the Transfer Documents.

11.2
No party to the Transfer Documents shall be obliged to indemnify any other party to the Transfer Documents if the loss of the indemnified party is due to the negligence or wilful misconduct of such other party.

12.	CONFIDENTIALITY
All Parties shall maintain the confidentiality of the terms of the transaction and the Transfer Documents unless otherwise required by law or regulation. Each party to the Transfer Documents shall be permitted to make any necessary disclosures:
(a)	to members of its respective Group;
(b)	to its or their professional advisers and auditors regarding the terms of the transaction;
(c)	in connection with the perfection or enforcement of a party's rights and obligations under the Transfer Documents; and
(d)	to any person appointed by that party to provide administration or settlement services in respect of the Transfer Documents, any Finance Document or the transaction, subject, in each case, to the same confidentiality constraints.
13.	SUPPLEMENTAL
13.1	Finance Document
This Deed shall be a "Finance Document" under the Senior Loan Agreement.
13.2	Counterparts
This Deed may be executed in any number of counterparts.

13.3	Third Party rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
14.	NOTICES AND PROCESS AGENT
14.1
The provisions of clause 28 (Notices) of the Senior Loan Agreement shall apply to this Deed as if it was expressly incorporated in this Deed with any necessary modifications. All notices to the Purchaser shall be sent as follows: c/o 5/1 Merchants Street, Valletta VLT 1171, Malta, Attention: Ms. Louise Cefai.

14.2
The Purchaser appoints Ince Process Agents Ltd. at its registered office for the time being, presently at Aldgate Tower, 2 Leman Street, London E1 8QN, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

15.	LAW AND JURISDICTION
15.1	Governing law
This Deed, including any non-contractual obligations arising out of or in connection with this Deed, shall be governed by and construed in accordance with English law.
15.2	Incorporation of the Senior Loan Agreement provisions
The provisions of clause 30 (law and jurisdiction) of the Senior Loan Agreement shall apply to this Deed as if it was expressly incorporated in this Deed with any necessary modifications.
THIS DEED has been duly executed on the date stated at the beginning of this Deed.

SCHEDULE 1
TRANSFERRING LENDERS
Lender	Lending Office	Purchase Price
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany	$12,863,753.63
Bank of America, N.A.	214 North Tryon Street – NC 1- 027-15-01 Charlotte, NC 28255 USA	$17,492,586.20
Santander Asset Finance Plc (formerly Alliance & Leicester Commercial Finance plc)	2 Triton Square Regents Place London NW1 3AN	$3,061,126.21
UniCredit Bank AG (formerly known as Bayerische Hypo und Vereinsbank AG)	Neuer Wall 64 20354 Hamburg Germany	$4,209,048.53
Natixis	68/76 Quai de la Rapee 75012 Paris France	$2,678,485.43

SCHEDULE 2
CONDITIONS PRECEDENT
The following are the documents referred to in Clause 4.1 as "Conditions Precedent":
1.	A duly executed original of:
(a)	this Deed;
(b)	the Transfer Certificate for each Participating Senior Lender; and
(c)	the Agency Transfer Agreement.
2.
Agent confirms it has received an "Effective Time Certificate" pursuant to the Agency Transfer Agreement duly executed by the Successor Agent and Successor Security Trustee (as each is defined in the Agency Transfer Agreement).

3.	Copies of the resolutions of the directors of the Borrower authorising the execution of this Deed and the transactions contemplated hereby.
4.	Copies of the resolutions of the sole director and shareholder of the Purchaser authorising the execution of this Deed and the transactions contemplated hereby.
5.	The original of any power of attorney under which this Deed is executed by any of the Purchaser or the Borrower.
6.	Copies of all consents which the Purchaser and/or Borrower requires to enter into, or make any payment, under this Deed.
7.	Confirmation of receipt by the Agent in full (without set off and deduction of any kind) of the Adviser Fees.
8.	All documentation required by each of the Participating Senior Lenders, the Agent and the Security Trustee to satisfy its "know your customer" requirements in relation to the Purchaser.
9.	Favourable legal opinions from lawyers appointed by the Agent of such matters concerning the laws of Liberia and such other jurisdictions as the Agent may require.

SCHEDULE 3
Transfer Certificate
The Transferee accepts exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to it.
To:	HSH Nordbank AG for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, the Swap Banks and each Lender, as defined in the Senior Loan Agreement referred to below.
[-] 2016
1.
This Certificate relates to a loan agreement dated 31 March 2006 between, inter alia, (1) Dryships Inc. (the "Borrower"), (2) HSH Nordbank AG, Bank of America, N.A., Santander Asset Finance plc (formerly Alliance & Leicester Commercial Finance plc), UniCredit Bank AG (fka Bayerische Hypo uind Vereinsbank AG), Commerzbank Aktiengesellschaft, Natixis and Sumitomo Mitsui Banking Corporation (Brussels Branch) and each of their successors and assigns (the "Senior Lenders"), (3) HSH Nordbank AG (in its capacity as agent, the "Agent") and (4) HSH Nordbank AG (in its capacity as security trustee, the "Security Trustee"), as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; (x) the Variation Agreement dated 6th September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (xi) the Variation Agreement dated 4th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; and (xii) the Variation Agreement dated 8th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement") the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate.

2.	In this Certificate:
"the Relevant Parties" means the Agent, the Borrower, each Security Party, the Security Trustee, each Swap Bank and each Lender;
"the Transferor" means [full name] of [lending office]; and
"the Transferee" means [full name] of [lending office].
Terms defined in the Senior Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate.
3.	The effective date of this Certificate is [-] 2016 provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.
4.
The Transferor assigns to the Transferee, without any warranty, representation, covenant or other recourse, absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Senior Loan Agreement and every other Finance Document in relation to [     ●] per cent. of the
 Contribution outstanding to the Transferor (or its predecessors in title) which is set out below:

Contribution	Amount transferred
[ ● ]	[ ● ]

5.
By virtue of this Transfer Certificate and Clause 26 of the Senior Loan Agreement, the Transferor is discharged entirely from its Commitment which amounts to $0.00 and the Transferee acquires a Commitment of $0.00.

6.
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Senior Loan Agreement provides will become binding on it upon this Certificate taking effect.

7.
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Senior Loan Agreement.

8.	[Intentionally omitted]
9.	The Transferee:
(a)	confirms that it has received a copy of the Senior Loan Agreement and each other Finance Document;

(b)
agrees that the transfer is on a non-recourse basis and that it will have no rights of recourse of any kind on any ground against either the Transferor, the Agent, the Security Trustee, any Swap Bank or any Lender, including but not limited to:

(i)	the Finance Documents proving to be invalid or ineffective;
(ii)	the Borrower or any Security Party failing to observe or perform its obligations, or to discharge its liabilities, under the Finance Documents; and
(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Swap Bank or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)
warrants to the Transferor and each Relevant Party (i) that it has full capacity to enter into this transaction and has taken all corporate action and obtained all official consents which it needs to take or obtain in connection with this transaction; and (ii) that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.
10.
The Transferee undertakes with the Agent and the Security Trustee, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which it may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

[Name of Transferor]	[Name of Transferee]
By:	By:
Date:	Date:

Agent
Signed for itself and for and on
behalf of itself as Agent and for
every other Relevant Party
HSH NORDBANK AG
By:
Date:

SCHEDULE 4
AGENCY TRANSFER AGREEMENT

DATED	2016

(9)	DRYSHIPS INC. (as Borrower)
(10)	THE ENTITIES LISTED I N SCHEDULE 1 (as Senior Lenders)
(11)	THE ENTITIES LISTED I N SCHEDULE 1 (as Junior Lenders)
(12)	HSH NORD BANK AG (as Retiring Agent and Retiring Security Trustee)
(13)	ADVICE INVESTMENTS S.A. (as Successor Agent and Successor Security Trustee)
AGENCY TRANSFER AGREEMENT
IN RESPECT OF A SENIOR TERM LOAN AND SHORT TERM CREDIT FACILITIES OF UP TO US $518,875,000 AND JUNIOR TERM LOAN AND SHORT-TERM CREDIT FACILITIES OF UP TO US $110,000,000

INDEX
Clause		Page
1	DEFINITIONS	23
2	FURTHER DEFINED TERMS	23
3	RESIGNATION AND APPOINTMENT	24
4	CONFIRMATIONS	25
5	CONSEQUENTIAL AMENDMENTS	26
6	IMPLEMENTATION	26
7	EFFECTIVE TIME	26
8	COSTS AND EXPENSES	26
9	FURTHER ASSURANCE	26
10	COUNTERPARTS	27
11	THIRD PARTY RIGHTS	27
12	GOVERNING LAW AND JURISDICTION	27
SCHEDULE 1 LENDERS		28
SCHEDULE 2 FINANCE DOCUMENTS		29
SCHEDULE 3 FORM OF EFFECTIVE TIME CERTIFICATE		38
SCHEDULE 4 AMENDMENTS		40

THIS AGREEMENT is made on   2016
BETWEEN:
(1)
DRYSHIPS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 ("Borrower");

(2)	THE ENTITIES listed in Schedule 1, and their successors and assigns ("Senior Lenders");
(3)	THE ENTITIES listed in Schedule 1, and their successors and assigns ("Junior Lenders", and together with the Senior Lenders, the "Lenders");
(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany in its capacity as the retiring agent ("Retiring Agent");
(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany in its capacity as the retiring security trustee ("Retiring Security Trustee");
(6)	ADVICE INVESTMENTS S.A., with an office at 80 Broad Street, Monrovia, Liberia, in its capacity as the successor agent ("Successor Agent"); and
(7)	ADVICE INVESTMENTS S.A., with an office at 80 Broad Street, Monrovia, Liberia, in its capacity as the successor security trustee ("Successor Security Trustee"), each a "Party" and together the "Parties".
WHEREAS
(A)
By a loan agreement dated 31 March 2006 between, inter alia, the Borrower, each of the banks and financial institutions listed in Part A of Schedule 1 thereto ("Senior Lenders"), the Senior Swap Bank, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; (x) the Variation Agreement dated 6th September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (xi) the Variation Agreement dated 4th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; and (xii) the Variation Agreement dated 8th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate ("Senior Loan").

(B)
By a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee ; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; and (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Junior Loan Agreement" and, together with the Senior Loan Agreement, the "Loan Agreements")) the Junior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$110,000,000 in aggregate ("Junior Loan" and, together with the Senior Loan, the "Loans")).

(C)
By an agency and trust deed dated 31 March 2006, (as amended, novated or supplemented from time to time, "Agency and Trust Deed") between, inter alios, the Borrower, the Retiring Agent, the Retiring Security Trustee and the senior lenders party thereto and junior lenders parties thereto, the Retiring Agent was appointed as the Agent, and the Retiring Security Trustee was designated to hold the Trust Property on trust for the Creditor Parties and deal with the Trust Property in accordance on the terms and conditions set out therein.

(D)
In connection with the Loans made available under the Loan Agreements and / or as security for the due and punctual payment of the Senior Liabilities and the Subordinated Liabilities, the observance and performance of the Borrower's other obligations under the Finance Documents and / or their obligations and liabilities under the Finance Documents to which they are a party, the Borrower, the Owners, the Approved Manager and certain other parties have executed, among others, the Finance Documents listed in Schedule 2.

(E)	The Retiring Agent now wishes to resign as agent and the Successor Agent wishes to assume the role of agent in its place.
(F)	The Retiring Security Trustee now wishes to resign as trustee and the Successor Security Trustee wishes to assume the role of trustee in its place.
NOW THEREFORE IT IS AGREED as follows:
1	DEFINITIONS
Terms defined in the Agency and Trust Deed shall, unless otherwise defined herein and / or unless the contrary intention appears, have the same meanings when used in this Agreement, including when used in the description of the parties or the recitals.
2	FURTHER DEFINED TERMS
2.1	In addition in this Agreement:
"Effective Time" means the Effective Date, as such term is defined in the Sale and Transfer Deed;

"Effective Time Certificate" means a certificate (i) executed by the Successor Agent and the Successor Security Trustee, and (ii) countersigned and the Effective Time confirmed by the Retiring Agent, in the form set out in Schedule 3;
"Sale and Transfer Deed" means the sale and transfer deed entered into on or about the date hereof between, among others, the Borrower, the Agent, the Security Trustee and certain banks and financial institutions as lenders under the Senior Loan Agreement, in connection with the transfer of such lenders' Commitments and Contributions to the Senior Lenders.
3	RESIGNATION AND APPOINTMENT
3.1	As and with effect from the Effective Time:
(a)
the Retiring Agent shall resign as Agent under the Agency and Trust Deed, the Loan Agreements and the other Finance Documents, and the Successor Agent shall be appointed as Agent thereunder in accordance with clause 5.5 of the Agency and Trust Deed;

(b)
the Retiring Security Trustee shall resign as Security Trustee under the Agency and Trust Deed, the Loan Agreement and the other Finance Documents, and the Successor Security Trustee shall be appointed as Security Trustee thereunder in accordance with clause 5.5 of the Agency and Trust Deed;

(c)
all Trust Property held on trust by the Retiring Security Trustee for the Creditor Parties shall, as and with effect from the Effective Time, vest in, and be held on trust by the Successor Security Trustee in its capacity as trustee;

(d)
the Successor Agent, the Successor Security Trustee and each of the parties to the Agency and Trust Deed, the Loan Agreements and the other Finance Documents, shall have the same rights and obligations among themselves as they would have had if the Successor Agent and the Successor Security Trustee had been parties to the Agency and Trust Deed, the Loan Agreements and the other Finance Documents in place of the Retiring Agent and the Retiring Security Trustee (respectively); and

(e)
the Retiring Agent and the Retiring Security Trustee shall each be unconditionally discharged from any obligations under the Agency and Trust Deed, the Loan Agreements and the other Finance Documents which pertain to the position of Agent and Security Trustee (respectively).

The provisions of this Agreement are without prejudice to Section 40(1) of the Trustee Act 1925.
3.2	Each of the Parties agrees and acknowledges that:
(a)
the resignation of the Retiring Agent and the appointment of the Successor Agent, and the resignation of the Retiring Security Trustee and the appointment of the Successor Security Trustee, in accordance with the foregoing provisions of this Clause 3 shall be effective from the Effective Time notwithstanding the requirements and process set out in clause 5.4 of the Agency and Trust Deed;

(b)	the Successor Agent shall, with effect from the Effective Time, be duly appointed as successor Agent by the Creditor Parties in accordance with clause 5 of the Agency and Trust Deed;

(c)
the Successor Security Trustee shall, with effect from the Effective Time, be duly appointed as successor Security Trustee by the Creditor Parties in accordance with clause 5 of the Agency and Trust Deed; and

(d)	the provisions of clause 5.6(b) and clause 5.8 of the Agency and Trust Deed shall not apply.
3.3
Each of the Parties agrees and acknowledges that the resignations of the Retiring Agent and the Retiring Security Trustee in accordance with the foregoing provisions of this Clause 3 are without prejudice to any accrued rights of the Retiring Agent and the Retiring Security Trustee as at the Effective Time under the indemnities and other provisions in favour of any of them contained in the Agency and Trust Deed, the Loan Agreements and the Finance Documents, including but not limited to clause 5.7 (Continued protection of resigning Servicing Bank) of the Agency and Trust Deed and clause 21 (Indemnities) of each Loan Agreement.

3.4
Neither the Retiring Agent nor the Retiring Security Trustee (i) make any representations or warranties regarding the Loan Agreements, the Finance Documents, the validity or perfection steps taken in regards to any Security Interests, or anything in relation thereto, and shall have no liability of any kind or nature relating thereto; or (ii) shall have any obligation to turn over or provide copies of any correspondence or documentation which the Retiring Agent and/or Retiring Trustee currently holds, or from time to time, may hold which relate to the Loan Agreement or any of the Finance Documents.

4	CONFIRMATIONS
4.1	The Borrower hereby agrees and confirm that:
(a)	as and with effect from the Effective Time, save for:
(i)
the replacement of the Retiring Agent by the Successor Agent (with effect that the Successor Agent shall be entitled to all rights and security of the applicable resigning Servicing Bank under or as referred to in the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents);

(ii)
the replacement of the Retiring Security Trustee by the Successor Security Trustee (with effect that the Successor Security Trustee shall be entitled to all rights and security of the applicable resigning Servicing Bank under or as referred to in the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents); and

(iii)
the amendments expressly made by this Agreement, the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents (including, without limitation, any guarantee granted or security constituted thereby) shall continue in full force and effect and be enforceable by the Successor Agent and/or the Successor Security Trustee (as applicable) in accordance with its respective terms; and

(b)
for the avoidance of doubt the resignations of the Retiring Agent and the Retiring Security Trustee and the appointment of the Successor Agent and the Successor Security Trustee shall take effect as such, and shall not result in, or be deemed to constitute, the release or discharge and re-grant of any security constituted by the Finance Documents.

4.2
The Borrower agrees that it will give and procure such prompt assistance as may be required by the Retiring Agent or the Retiring Security Trustee in relation to the implementation steps referred to in Clause 6.

5	CONSEQUENTIAL AMENDMENTS
As and with effect from the Effective Time, the Finance Documents shall be amended as set out in Schedule 4.
6	IMPLEMENTATION
In furtherance or implementation of the matters referred to in Clause 3:
(a)
the Retiring Security Trustee shall, at the cost and expense of the Borrower, deliver duly executed releases for each of the Mortgages, in accordance with the requirements of the relevant ship registry, to the Successor Security Trustee and the Successor Security Trustee shall be responsible for filing such releases with the relevant ship registry;

(b)	the Borrower shall satisfy any and all "know your customer" requirements of the Successor Security Trustee and Successor Agent;
(c)
the Successor Security Trustee, with the co-operation and assistance from the Borrower, to the extent necessary, shall amend any security filings to reflect the implementation of this Agreement on the Lenders' instructions;

(d)
the Borrower shall provide the Successor Agent with documents as may be reasonably necessary for the issuing of such legal opinions favourable to the Creditor Parties in relation to the above as to matters of relevant law as may be required by the Successor Agent;

(e)
the Borrower shall provide all cooperation and assistance required by the Retiring Agent in connection with the closure of the existing Earnings Accounts and Retention Account promptly following the Effective Time and in any event no later than 14 days following the Effective Time, or any later date advised by the Retiring Agent.

7	EFFECTIVE TIME
7.1
Immediately upon the occurrence of the Effective Time, the Successor Agent and the Successor Security Trustee shall jointly execute the Effective Time Certificate and transmit a copy of it to each other Party, as a record of the Effective Time. For the avoidance of doubt, failure to execute the Effective Time Certificate shall be without prejudice to the occurrence of the Effective Time.

8	COSTS AND EXPENSES
The Borrower shall pay and/or reimburse all such legal, accountancy and other costs, charges and expenses properly incurred by the Successor Agent and the Successor Security Trustee in connection with the negotiation, preparation, execution and, to the extent required, registration of this Agreement and all documents to be entered into pursuant to this Agreement.
9	FURTHER ASSURANCE
The Borrower agrees to execute such further documents and to take such further actions as the Retiring Agent, the Retiring Security Trustee, the Successor Agent or

the Successor Security Trustee may require in order to give full effect to, or to protect or preserve the rights and interests of the Retiring Agent, the Retiring Security Trustee, the Successor Agent and the Successor Security Trustee consequent upon the matters implemented by, this Agreement.
10	COUNTERPARTS
This Agreement may be executed and delivered by the parties in several counterparts.
11	THIRD PARTY RIGHTS
A person who is not a Party shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
12	GOVERNING LAW AND JURISDICTION
This Agreement, and any non-contractual obligations arising out of it or in connection with it, are governed by, and shall be construed in accordance with, English law. The provisions of clauses 30 (Law and Jurisdiction)) of the Loan Agreement shall, with any necessary consequential amendments, apply to this Agreement.
IN WITNESS whereof the parties hereto have caused this Agreement to be executed and delivered as a deed on the date first above written.

SCHEDULE 1
 LENDERS
Senior Lenders	Address
Advice Investments S.A.	80 Broad Street, Monrovia, Liberia

Junior Lenders	Address
Advice Investments S.A.	80 Broad Street, Monrovia, Liberia

SCHEDULE 2
 FINANCE DOCUMENTS
No.          Document
1.	Senior Loan Agreement dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks
2.	Junior Loan Agreement dated 31.03.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks
3.	Senior Drawdown Notice dated 08.04.08 given by the Borrower to Agent
4.	Junior Drawdown Notice dated 08.04.08 given by the Borrower to Agent
5.	Supplemental letter re Advance for m.v. "MAGANARI" dated 15.05.06 from Agent to Borrower
6.
Supplemental Agreement to Senior Loan Agreement dated 28.11.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

7.
Supplemental Agreement to Junior Loan Agreement dated 28.11.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

8.
Amending and Restated Loan Agreement dated 23.05.07 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

9.
Amended and Restated Loan Agreement dated 31.03.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

10.
Amended and Restated Loan Agreement dated 25.05.07 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

11.
Amended and Restated Loan Agreement dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

12.
Supplemental Agreement to Junior Loan Agreement dated 27.02.08 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

13.	Supplemental Agreement to Junior Loan Agreement dated 17.11.09 between (1)

Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks
14.
Supplemental Agreement to Senior Loan Agreement dated 27.02.08 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

15.
Supplemental Agreement to Senior Loan Agreement dated 17.11.09 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

16.	Supplemental Letter re Junior Loan Agreement dated 15.05.06 from Agent / Security Trustee to Borrower
17.	Supplemental Letter re Junior Loan Agreement dated 23.04.08 from Agent / Security Trustee to Borrower
18.	Supplemental Letter re Junior Loan Agreement dated 29.09.10 from Agent / Security Trustee to Borrower
19.	Supplemental Letter re Junior Loan Agreement dated 09.02.12 from Agent / Security Trustee to Borrower
20.	Supplemental Letter re Senior Loan Agreement dated 23.04.08 from Agent / Security Trustee to Borrower
21.	Supplemental Letter re Senior Loan Agreement dated 29.09.10 from Agent / Security Trustee to Borrower
22.	Supplemental Letter re Senior Loan Agreement dated 09.02.12 from Agent / Security Trustee to Borrower
23.	Supplemental Letter re Senior Loan Agreement dated 27.09.12 from Agent / Security Trustee to Borrower
24.	Supplemental Agreement re Junior Loan Agreement dated 18.11.13 between (1) Borrower and (2) Agent / Security Trustee
25.	Supplemental Agreement re Senior Loan Agreement dated 18.11.13 between (1) Borrower and (2) Agent / Security Trustee
26.	Variation Agreement re Senior Loan Agreement dated 06.09.2016 between (1) Borrower and (2) Agent / Security Trustee
27.	Variation Agreement re Senior Loan Agreement dated 04.11.2016 between, inter alia, (1) Borrower and (2) Agent / Security Trustee
28.	Variation Agreement re Senior Loan Agreement dated 08.11.2016 between, inter alia, (1) Borrower and (2) Agent / Security Trustee

29.	Fee Letter dated 18.11.13 from Borrower to Agent
30.	Agency and Trust Deed dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks (5) Junior Swap Banks (6) Agent and (7) Security Trustee
31.	Guarantee of the Borrower's obligations re HBOS Treasury Services Plc Senior Master Agreement dated 31.03.06 given by The Governor and Company of the Bank of Scotland
32.	Counter Indemnity re HBOS Treasury Services Plc Senior Master Agreement dated 31.03.06 given by the Borrower
33.
Master Agreement Assignment re HSH Nordbank AG Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's Acknowledgment) dated 31.03.06 between (1) Borrower and (2) Security Trustee

34.
Master Agreement Assignment re HBOS Treasury Services Plc Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's Acknowledgment) dated 31.03.06 between (1) Borrower and (2) Security Trustee

35.	Master Agreement Assignment re Commerzbank Aktiengesellschaft Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's Acknowledgments)
36.	Guarantee dated 31.03.06 between (1) Borsari Shipping Company Limited as Guarantor and (2) Security Trustee
37.	Guarantee dated 31.03.06 between (1) Celine Shipping Company Limited as Guarantor and (2) Security Trustee
38.	Guarantee dated 31.03.06 between (1) Wealth Management Inc. as Guarantor and (2) Security Trustee
39.	Guarantee dated 31.03.06 between (1) Tempo Marine Co. as Guarantor and (2) Security Trustee
40.	Guarantee dated 31.03.06 between (1) Star Record Owning Company Limited as Guarantor and (2) Security Trustee
41.	Guarantee dated 31.03.06 between (1) Argo Owning Company Limited as Guarantor and (2) Security Trustee
42.	Guarantee dated 23.05.07 between (1) Dione Owning Company Limited as Guarantor and (2) Security Trustee
43.	Guarantee dated 23.05.07 between (1) Tethys Owning Company Limited as Guarantor and (2) Security Trustee

44.	Guarantee dated 23.05.07 between (1) Rea Owning Company Limited as Guarantor and (2) Security Trustee
45.	Guarantee dated 23.05.07 between (1) Selene Owning Company Limited as Guarantor and (2) Security Trustee
46.	Guarantee dated 11.06.07 between (1) Phoebe Owning Company Limited as Guarantor and (2) Security Trustee
47.	Guarantee dated 11.06.07 between (1) Uranus Owning Company Limited as Guarantor and (2) Security Trustee
48.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CATALINA" dated 05.04.06 between (1) Borsari Shipping Company Limited and (2) Security Trustee
Amendment Mortgage dated 30.11.06 by Borsari Shipping Company Limited
Amendment Mortgage dated 30.05.07 by Borsari Shipping Company Limited
Amendment Mortgage dated 16.12.09 by Borsari Shipping Company Limited
49.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Celine Shipping Company Limited and (2) Security Trustee
Amendment Mortgage (re. m.v. "MENDOCINO") dated 30.11.06 by Celine Shipping Company Limited
Amendment Mortgage (re. m.v. "MENDOCINO") dated 30.05.07 by Celine Shipping Company Limited
Amendment Mortgage (re. m.v. "MENDOCINO") dated 16.12.09 by Celine Shipping Company Limited
Mortgage "C" (re. m.v. "MENDOCINO") dated 19.09.07 by Celine Shipping Company Limited
50.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MAGANARI" (ex "ATACAMA") dated 15.05.06 between (1) Tempo Marine Co. and (2) Security Trustee
Amendment Mortgage dated 30.11.06 by Tempo Marine Co.
Amendment Mortgage dated 30.05.07 by Tempo Marine Co.
Amendment Mortgage dated 16.12.09 by Tempo Marine Co.

51.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "LIGARI" dated 08.09.06 between (1) Star Record Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 30.11.06 by Star Record Owning Company Limited
Amendment Mortgage dated 30.05.07 by Star Record Owning Company Limited
Amendment Mortgage dated 16.12.09 by Star Record Owning Company Limited
Mortgage "B" (re. m.v. "LIGARI") dated 19.09.07 by Celine Shipping Company Limited
52.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "REDONDO" (ex "LIBERTY ONE") dated 18.12.06 between (1) Argo Owning Company Limited and (2) Security Trustee
Amendment to Maltese Mortgage A re m.v. "REDONDO" dated 30.05.07
Amendment to Maltese Mortgage A re m.v. "REDONDO" dated 16.12.09
53.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MARBELLA" dated 29.05.07 between (1) Dione Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Dione Owning Company Limited
54.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "BARGARA" dated 29.05.07 between (1) Selene Owning Company Limited and (2) Security Trustee
Amendment to Maltese Mortgage B re m.v. "BARGARA" dated 16.12.09
55.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CAPITOLA" dated 01.06.07 between (1) Tethys Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Tethys Owning Company Limited
56.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MAJORCA" dated 11.06.07 between (1) Phoebe Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Phoebe Owning Company Limited
57.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited and (2) Security Trustee
Amendment Mortgage (re. m.v. "LEVANTO") dated 16.12.09 by Uranus Owning

Company Limited
58.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "ECOLA" dated 29.08.07 between (1) Rea Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Rea Owning Company Limited
59.	General Assignment in respect of m.v. "CATALINA" dated 05.04.06 between (1) Borsari Shipping Company Limited and (2) Security Trustee
60.	General Assignment in respect of m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Celine Shipping Company Limited and (2) Security Trustee
61.	General Assignment in respect of m.v. "MAGANARI" (ex "ATACAMA") dated 15.05.06 between (1) Tempo Marine Co. and (2) Security Trustee
62.	General Assignment in respect of m.v. "LIGARI" dated 08.09.06 between (1) Star Record Owning Company Limited and (2) Security Trustee
63.	General Assignment in respect of m.v. "REDONDO" dated 18.12.06 between (1) Argo Owning Company Limited and (2) Security Trustee
64.	General Assignment in respect of m.v. "MARBELLA" dated 29.05.07 between (1) Dione Owning Company Limited and (2) Security Trustee
65.	General Assignment in respect of m.v. "BARGARA" dated 29.05.07 between (1) Selene Owning Company Limited and (2) Security Trustee
66.	General Assignment in respect of m.v. "CAPITOLA" dated 01.06.07 between (1) Tethys Owning Company Limited and (2) Security Trustee
67.	General Assignment in respect of m.v. "MAJORCA" dated 11.06.07 between (1) Phoebe Owning Company Limited and (2) Security Trustee
68.	General Assignment in respect of m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited and (2) Security Trustee
69.	General Assignment in respect of m.v. "ECOLA" dated 29.08.07 between (1) Rea Owning Company Limited and (2) Security Trustee
70.	Management Agreement Assignment re m.v. "CATALINA" dated 05.04.06 between (1) Borrower and Borsari Shipping Company Limited and (2) Security Trustee
71.	Management Agreement Assignment re m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Borrower and Celine Shipping Company Limited and (2) Security Trustee
72.	Management Agreement Assignment re m.v. "MAGANARI" dated 15.05.06 between

(1) Borrower and Tempo Marine Co. and (2) Security Trustee
73.	Management Agreement Assignment re m.v. "LIGARI" dated 08.09.06 between (1) Borrower and Star Record Owning Company Limited and (2) Security Trustee
74.	Management Agreement Assignment re m.v. "REDONDO" dated 18.12.06 between (1) Borrower and Argo Owning Company Limited and (2) Security Trustee
75.
Management Agreement Assignment re m.v. "MARBELLA" dated 29.05.07 between (1) Borrower and Dione Owning Company Limited and (2) Security Trustee Manager's Acknowledgement dated 29.05.07 given by Manager

76.	Management Agreement Assignment re m.v. "BARGARA" dated 29.05.07 between (1) Borrower and Selene Owning Company Limited and (2) Security Trustee
77.	Management Agreement Assignment re m.v. "CAPITOLA" dated 01.06.07 between (1) Borrower and Tethys Owning Company Limited and (2) Security Trustee
78.	Management Agreement Assignment re m.v. "MAJORCA" dated 11.06.07 between (1) Borrower and Phoebe Owning Company Limited and (2) Security Trustee
79.	Tripartite Agreement re m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited as Owner (2) Rosewater Maritime Inc as Charterer and (3) Security Trustee
80.	Management Agreement Assignment re m.v. "MAJORCA" dated 29.08.07 between (1) Borrower and Rea Owning Company Limited and (2) Security Trustee
81.	Pledge and Security Agreement dated 09.02.12 between (1) Borrower and (2) Security Trustee
82.	Pledge and Security Agreement dated 27.09.12 between (1) Borrower and (2) Security Trustee
Amendment to Pledge and Security Agreement of 27.09.12 dated 21.06.13
Amendment to Pledge and Security Agreement of 27.09.12 dated 09.09.13
Amendment to Pledge and Security Agreement of 27.09.12 dated 14.11.13
83.	Borrower's Accounts Pledge dated 05.04.06 between (1) Borrower (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
84.	Account Pledge Agreement dated 05.04.06 between (1) Wealth Management Inc. (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
85.	Existing Ships Earnings Account Pledge dated 05.04.06 between (1) Existing Ships' Owners (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks

86.	Earnings Account Pledge dated 22.05.06 between (1) Tempo Marine Co. (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
87.	Earnings Account Pledge dated 08.09.06 between (1) Star Record Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
88.	Earnings Account Pledge dated 18.12.06 between (1) Argo Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
89.	Additional Ship Earnings Account Pledge dated 29.05.07 between (1) Dione Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
90.	Additional Ship Earnings Account Pledge dated 29.05.07 between (1) Selene Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
91.	Additional Ship Earnings Account Pledge dated 01.06.07 between (1) Tethys Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
92.	Additional Ship Earnings Account Pledge dated 11.06.07 between (1) Phoebe Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
93.	Additional Ship Earnings Account Pledge dated 11.06.07 between (1) Uranus Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
94.	Additional Ship Earnings Account Pledge dated 29.08.07 between (1) Rea Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
95.	Manager's Undertaking and Notice of Assignment re Existing Ships dated 05.04.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
96.	Manager's Undertaking and Notice of Assignment re m.v. "MAGANARI" dated 15.05.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
97.	Manager's Undertaking and Notice of Assignment re m.v. "LIGARI" dated 08.09.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
98.	Manager's Undertaking and Notice of Assignment re m.v. "REDONDO" dated 11.10.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
99.	Manager's Undertaking and Notice of Assignment re m.v. "MARBELLA" dated 29.05.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee

100.	Manager's Undertaking and Notice of Assignment re m.v. "BARGARA" dated 29.05.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
101.	Manager's Undertaking and Notice of Assignment re m.v. "CAPITOLA" dated 01.06.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
102.	Manager's Undertaking and Notice of Assignment re m.v. "MAJORCA" dated 11.06.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
103.	Manager's Undertaking and Notice of Assignment re m.v. "ECOLA" dated 29.08.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee

SCHEDULE 3
FORM OF EFFECTIVE TIME CERTIFICATE
[●] 2016
Agency Transfer Agreement dated [●] 2016 between, among others, each of ourselves (the "Agency Transfer Agreement") in respect of:
(i)
a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Senior Lenders, the Senior Swap Banks the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; and (x) the Variation Agreement dated 6 September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate.

(ii)
a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee ; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; and (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Junior Loan Agreement") the Junior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$110,000,000 in aggregate.

1	We refer to the Agency Transfer Agreement. Words and expressions defined in the Agency Transfer Agreement shall have the same meanings when used herein.
2	This is the Effective Time Certificate.
3	The undersigned hereby request that the Retiring Agent confirm the occurrence of the Effective Time by completing and countersigning this Effective Time Certificate.

This certificate and any non-contractual obligations arising out of it or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

for and on behalf of ADVICE INVESTMENTS S.A. as Successor Agent for and on behalf of ADVICE INVESTMENTS S.A. as Successor Security Trustee

The Retiring Agent confirms that the Effective Time occurred at ____ on __ November 2016.

for and on behalf of HSH NORDBANK A.G. as Retiring Agent

SCHEDULE 4
 AMENDMENTS
Consequential Amendments
1.	References in the Agency and Trust Deed, the Loan Agreements and the other Finance Documents to which it is a party to "the Agent" shall be construed as references to the Successor Agent as agent.
2.
References in the Agency and Trust Deed, the Loan Agreements and the other Finance Documents to which it is a party to "the Security Trustee" shall be construed as references to the Successor Security Trustee as trustee.

EXECUTION PAGES
THE BORROWERS
SIGNED by Dimitrios Dreliozis for and on behalf of DRYSHIPS INC.	) ) ) )	/s/ Dimitrios Dreliozis

THE PURCHASER
SIGNED by Alexandror Sigalar for and on behalf of ADVICE INVESTMENTS S.A.	) ) )	/s/ Alexandror Sigalar

AGENT
SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

SECURITY TRUSTEE
SIGNED by for and on behalf of HSH NORDBANK AG above signatures Name: Address:	) ) ) )

LEAD BOOKRUNNER
SIGNED by for and on behalf of HSH NORDBANK AG above signatures Name: Address:	) ) ) )

THE PARTICIPATING SENIOR LENDERS

SIGNED by for and on behalf of HSH NORDBANK AG above signatures Name: Address:	) ) ) )	/s/ P. Sigler P. Sigler HSH NORDBANK Gerhart-Hauptmann-Platz50 20036 Hamburg

SIGNED by for and on behalf of BANK OF AMERICA, N.A. above signatures Name: Address:	) ) ) )	/s/ Jonathan Barnes Jonathan Barnes 214 N. Tryon St. NC1-027-15-01 Charlotte, NC 28255

SIGNED by for and on behalf of SANTANDER ASSET FINANCE PLC above signatures Name: Address:	) ) ) )	/s/ Paul Leaver Paul Leaver 2, Triton Sq., London NW1 3AN

SIGNED by for and on behalf of UNICREDIT BANK AG above signatures Name: Address:	) ) ) )	Schweiger / Karin Danekas Neuer Wall 64, 20354 Hamburg, Germany

SIGNED by for and on behalf of NATIXIS above signatures Name: Address:	) ) ) )	/s/ Franck Chambras /s/ Bernard Issautier Franck Chambras Bernard Issautier

SENIOR SWAP BANK
SIGNED by for and on behalf of HSH NORDBANK AG above signatures Name: Address:	) ) ) )	/s/ P. Sigler P. Sigler HSH NORDBANK Gerhart-Hauptmann-Platz50 20036 Hamburg